EXHIBIT 32.1

WRITTEN STATEMENT OF INTERIM PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Interim Principal Executive Officer of KBR, Inc. (the “Company”), hereby certifies that to his knowledge, on the date hereof:

a)
the Form 10-K/A of the Company for the period ended December 31, 2013, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 30, 2014

/s/ Brian K. Ferraioli
Brian K. Ferraioli Interim Principal Executive Officer